Exhibit 99.1

CEA Industries Enters Canadian Vape Market with Completion of Fat Panda Acquisition

Closes Acquisition of Leading Vape Operator with 33 Locations and Over 50% Market Share in Central Canada

Adds High-Margin, CAD $38.5 Million Revenue Platform to Accelerate Growth and Drive Shareholder Value

Conference Call Scheduled for June 11, 2025 at 4:30pm ET to Review the Supporting Investor Presentation on the CEA Industries Website

Louisville, Colorado, June 9, 2025 – CEA Industries Inc. (NASDAQ: CEAD, CEADW) (“CEA Industries” or the “Company”), today announced the completion of its acquisition of Fat Panda Ltd. (“Fat Panda”), Central Canada’s largest independent vape retailer and vertically integrated manufacturer. The acquisition accelerates CEA’s strategic diversification while establishing a scalable platform in one of the fastest-growing sectors of the regulated nicotine market.

Founded in 2013, Fat Panda operates 33 high-traffic retail locations across Manitoba, Ontario, and Saskatchewan, supported by a national e-commerce platform. The company’s vertically integrated model includes ISO-certified manufacturing facilities for its e-liquid production and direct supplier relationships, enabling product consistency, streamlined sourcing, and improved cost structure. With over 50% regional market share and a loyal customer base, Fat Panda generated approximately CAD $38.5 million (USD $28.5 million) in revenue with 39% gross margins and CAD $8.0 million (USD $5.9 million) (before ownership distributions) in adjusted EBITDA in the fiscal year ended April 30, 2024, based on preliminary unaudited results.

“This acquisition marks a significant milestone for CEA as we expand into a dynamic, high-growth regulated vertical benefiting from strong consumer demand,” said Tony McDonald, Chairman and CEO of CEA Industries. “Fat Panda brings an established brand, experienced leadership, and a highly profitable operating model that can be rapidly scaled with our capital and strategic support. Importantly, this acquisition exemplifies our commitment to identifying accretive opportunities that can unlock meaningful long-term value for our shareholders.”

“Joining CEA Industries provides the financial strength and operational support to accelerate our vision,” said Jordan Vedoya, Co-Founder and President of Fat Panda. “We are excited to deepen our footprint, elevate our e-commerce presence, and continue delivering value through Fat Panda’s customer-centric approach across Canada’s regulated vape industry.”

Fat Panda will operate under its existing brand led by the current management team to ensure a seamless transition with uninterrupted operations. Mr. Vedoya will also lead integration efforts and spearhead expansion across both retail and digital channels.

Strategic Benefits of the Transaction

●	Leads Central Canada’s Regulated Vape Market – Fat Panda operates 33 corporate- owned stores across three provinces with over 50% regional market share, establishing immediate category leadership.

●	Expands Scalable Omnichannel Platform – Combines a national e-commerce footprint with high-traffic retail locations, driving over CAD $2 million in annual online sales.

●	Drives Margin Accretion Through Vertical Integration – In-house manufacturing and direct supplier relationships support 39% gross margins and CAD $8.0 million in adjusted EBITDA in fiscal year 2024.

●	Establishes Durable Competitive Moat – Proprietary product formulations, a robust trademark portfolio, and regulatory alignment under the Tobacco and Vaping Products Act (TVPA) differentiate Fat Panda in the dynamic regulatory landscape.

●	Enables Platform Growth Through Expansion and M&A – With CEA Industries capital and strategic support, Fat Panda is positioned to open new locations, acquire complementary retailers, and scale profitably across Canada.

Transaction Terms

The CAD $18.0 million (USD $12.6 million) purchase price comprises approximately CAD $12.1 million in cash, 39,000 shares of CEAD common stock with an agreed value of CAD $700,000, and seller notes totaling CAD $2.56 million. A portion of the purchase price was funded by a short- term loan from a United States based lender in the amount of USD $4.0 million, which is due in six months. In addition, CAD $2.6 million has been placed in escrow to support post-closing adjustments, indemnity obligations, and employee-related matters.

Conference Call and Investor Presentation

CEA Industries will host a conference call to discuss the acquisition and strategic implications for the Company on Wednesday, June 11, 2025 at 4:30pm ET. A live webcast and accompanying investor presentation will be available on the Investor Relations section of the Company’s website at www.ceaindustries.com.

To access the call, please use the following information:

●	Dial-in: 1-973-528-0008
●	Access Code: 891969
●	Webcast URL: https://www.webcaster4.com/Webcast/Page/2893/52597

A replay of the webcast will be available shortly after the event and archived online.

About CEA Industries Inc.

CEA Industries Inc. (NASDAQ: CEAD) is a growth-oriented company focused on building category- leading businesses in regulated consumer markets. With a focus on the high-growth, Canadian nicotine vape industry, one of the fastest-expanding segments of the global nicotine market, CEA Industries targets scalable operators with strong regulatory alignment, defensible market share, and high-margin business models. The Company provides capital, operational expertise, and strategic resources to accelerate retail expansion, strengthen e-commerce infrastructure, and drive long-term value creation in performance-driven sectors. For more information, visit www.ceaindustries.com.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect our current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in our annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to our SEC filings for a more detailed discussion of the risks and uncertainties associated with our business, including but not limited to the risks and uncertainties associated with our business prospects and the prospects of our existing and prospective customers; the inherent uncertainty of product development; regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws; increasing competitive pressures in our industry; and relationships with our customers and suppliers. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward- looking statements, whether as a result of new information, future events or otherwise. The reference to CEA’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Non-GAAP Financial Measures

To supplement our financial results on U.S. generally accepted accounting principles (“GAAP”) basis, we use non-GAAP measures including net bookings and backlog, as well as other significant non-cash expenses such as stock-based compensation and depreciation expenses. We believe these non-GAAP measures are helpful in understanding our past performance and are intended to aid in evaluating our potential future results. The presentation of these non-GAAP measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for financial information prepared or presented in accordance with GAAP. We believe these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Investor Contact:

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

info@ceaindustries.com

(720) 330-2829